LivePerson Promotes Dustin Dean to Executive Vice President of Global Sales and Customer Success

Announces Record Bookings of Approximately $11.0 Million for the Quarter Ended December 31, 2014 and Reaffirms Revenue and Select Unaudited Non-GAAP Financial Expectations for Q4 and Full Year 2014

New York, NY – January 14, 2015 – LivePerson, Inc. (NASDAQ: LPSN), a leading provider of digital engagement solutions, today announced the promotion of Dustin Dean to the position of Executive Vice President of Global Sales and Customer Success. Dean has served at LivePerson for 10 years in key sales and business leadership roles, most recently serving as Senior Vice President of the Global Strategic Group at LivePerson. He will lead the company’s global sales and customer success organizations and will be responsible for driving strategic business expansion, acquiring new customers, and developing LivePerson’s growing global user base.

Dean joined the Company in 2005 as a Direct Sales Executive and has held progressively senior leadership roles during his tenure, including Director of Business Development, Director of Global Channels, and General Manager of APAC. Dean’s exemplary sales and customer service skills secured early successes for him at LivePerson, closing major accounts with top Fortune 500 companies, establishing global relationships, and strengthening new distribution channels.

Dean spearheaded LivePerson’s expansion into the APAC region, by successfully launching the Company’s Australia and Japan businesses, and establishing a broad client footprint in Telecommunications, Financial Services, Travel, and Retail. Dean demonstrates a deep understanding of LivePerson at every level through his proven record of developing go-to-market strategies, managing operational expansion and fostering the necessary technical infrastructure for growth.

In his most recent position as SVP, Global Strategic Group, Dean established global, cross functional teams of sales, customer success, and technical architecture experts to support the growth of the company’s largest strategic accounts.

“Dustin brings tremendous value to this role with his depth of knowledge of not only our business but our customers’ businesses. His commitment to the LivePerson culture and understanding of our value make him an ideal leader for our global sales and customer success organizations,” said Robert LoCascio, Founder and CEO of LivePerson. “I am confident that with his depth of experience with the Company, he will foster stronger alignment within our sales and customer success organizations in order to drive solid strategic growth of our customer relationships.”

Prior to joining LivePerson, Dean held strategic sales and entrepreneurial roles in the technology and financial services industries.

Alan Banks, LivePerson’s former Executive Vice President of Global Sales and Customer Success, will be departing the Company later this month. “We appreciate Alan’s hard work over the past eighteen months and wish him the best of luck in his future endeavors,” said LoCascio.

LivePerson reaffirms revenue guidance and select unaudited Non-GAAP financial expectations for the quarter ended December 31 and full year 2014.

The Company anticipates record bookings for the fourth quarter of 2014 of approximately $11.0 million. Bookings are expected to approximate $41.3 million for the full year ended December 31, 2014, a 19% increase as compared to the full year 2013.

The Company currently anticipates that revenue for the fourth quarter and full year 2014 will be at the high end of the ranges previously guided on November 4, 2014, and hereby reaffirms its adjusted EBITDA and adjusted net income guidance ranges, as presented below:

	Quarter Ended December 31, 2014	Full Year Ended December 31, 2014
Revenue (millions)	$57.0 - $58.0	$208.5 - $209.5
Adjusted EBITDA/Share	$0.08 - $0.10	$0.38 - $0.40
Adjusted Net Income/Share	$0.02 - $0.04	$0.20 - $0.22

About LivePerson

LivePerson, Inc. (NASDAQ: LPSN) offers a cloud-based platform that enables businesses to proactively connect in real-time with their customers via chat, voice, and content delivery at the right time, through the right channel, including websites, social media, and mobile devices. This "intelligent engagement" is driven by real-time behavioral analytics, producing connections based on a true understanding of business objectives and customer needs.

For more information, please visit www.liveperson.com. To view other global press releases about LivePerson, please visit pr.liveperson.com.
Twitter: @LivePerson
Facebook: http://www.facebook.com/LivePersonInc

Investor relations contact:
Matthew Kempler, 212-609-4214
mkempler@liveperson.com

Media contact:
Erin Kang, 212-609-4256
ekang@liveperson.com

Non-GAAP Financial Disclosure
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission, or SEC: adjusted EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation, other non-cash charges, if any; and adjusted net income, or net income excluding amortization of purchased intangible assets and stock-based compensation. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision

Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; the adverse effect that the global economic downturn may have on our business and results of operations; competition in the markets for online sales, marketing and customer service solutions, and online consumer services; our ability to retain existing clients and attract new clients; risks related to new regulatory or other legal requirements that could materially impact our business; impairments to goodwill that result in significant charges to earnings; volatility of the value of certain currencies in relation to the US dollar, particularly the currency of regions where we have operations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally; responding to rapid technological change and changing client preferences; our ability to retain key personnel and attract new personnel; our ability to expand our operations internationally; risks related to the ability to successfully integrate past or potential future acquisitions; risks related to the regulation or possible misappropriation of personal information belonging to our customers' Internet users; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; privacy concerns relating to the Internet that could result in new legislation or negative public perception; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; delays in our implementation cycles; risks associated with our current or future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; risks related to our operations in Israel, and the civil and political unrest in that region; and risks related to our common stock being traded on more than one securities exchange, which may result in additional variations in the trading price of our common stock. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.